UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2020

CYCLACEL PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-50626	91-1707622
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Connell Drive, Suite 1500

Berkeley Heights, NJ 07922

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (908) 517-7330

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CYCC	The Nasdaq Stock Market LLC
Preferred Stock, $0.001 par value	CYCCP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition.

The information set forth under this “Item 2.02. Results of Operations and Financial Condition,” including the exhibit attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Attached as Exhibit 99.1 is a copy of a press release of Cyclacel Pharmaceuticals, Inc. (the “Company”), dated November 11, 2020, announcing certain financial results for the third quarter ended September 30, 2020.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

Effective November 9, 2020, the Board of Directors (the “Board”) of the Company appointed Karin L. Walker to serve as a Class 1 Director until the 2022 annual meeting of the Company’s stockholders.

There are no arrangements or understandings between Ms. Walker and any other person pursuant to which Ms. Walker was appointed as a director. There are no transactions to which the Company is a party and in which Ms. Walker has a material interest that is required to be disclosed under Item 404(a) of Regulation S-K.

Ms. Walker has not previously held any positions with the Company and has no family relations with any directors or executive officers of the Company.

On November 9, 2020, the Board granted, under and pursuant to the terms of the Company’s 2018 Equity Incentive Plan, to Ms. Walker an option to purchase up to 5,200 shares of the Company’s common stock at an exercise price of $3.33 per share for her services as a non-executive director of the Company, all of such options to vest on the first anniversary of the date of grant. The option expires on November 9, 2030.

In addition, Ms. Walker is entitled to receive an annual fee of $45,000 for her services as a non-executive director of the Company and $5,000 as a member of the Board’s Audit Committee. Ms. Walker will also be reimbursed for certain customary business expenses in connection with attending the Board meeting.

Ms. Walker has over 30 years of extensive finance experience in biopharmaceuticals, including in public biotechnology companies and technology companies. Ms. Walker currently serves as the Chief Accounting Officer of Prothena Corporation plc, a late-stage clinical company with expertise in protein dysregulation and a pipeline of novel investigational therapeutics focused on neurodegenerative and rare peripheral amyloid diseases, and has held this position since 2013. Prior to joining Prothena, she was Vice President, Finance and Chief Accounting Officer of Affymax, Inc., a position she held from 2012 to 2013. From 2009 to 2012, Ms. Walker was Vice President, Finance and Corporate Controller at Amyris Inc. From 2006 to 2009, she was Vice President, Finance and Corporate Controller for CV Therapeutics, Inc. Ms. Walker also held senior financial leadership positions at Knight Ridder Digital, Accellion, Niku Corporation, Financial Engines, Inc. and NeoMagic Corporation. Ms. Walker earned her B.S. in business from the California State Polytechnic University, San Luis Obispo, and is a certified public accountant (CPA).

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1	Press release announcing financial results for the third quarter ended September 30, 2020, dated November 11, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CYCLACEL PHARMACEUTICALS, INC.

By:	/s/ Paul McBarron
Name:	Paul McBarron
Title:	Executive Vice President—Finance, Chief Financial Officer and Chief Operating Officer

Date: November 12, 2020